Exhibit 5.1
[LETTERHEAD OF MORRISON & FOERSTER LLP]
March 23, 2011
Protalix BioTherapeutics, Inc.
2 Snunit Street, Science Park
POB 455
Carmiel, Israel 20100
Re:	Protalix BioTherapeutics, Inc. — Offering of 4,000,000 Shares of Common Stock
Ladies and Gentlemen:
     We have acted as counsel to Protalix BioTherapeutics, Inc., a Florida corporation (the “Company”), in connection with the offering by the Company of 4,000,000 shares of the Company’s common stock, $0.001 par value (the “Shares”) pursuant to a registration statement on Form S-3 (Registration Statement No. 333-171615) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated January 13, 2011 (the “Base Prospectus”), and the prospectus supplement dated March 17, 2011, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” This opinion is being rendered in connection with the offering and sale by the Company of the Shares pursuant to an underwriting agreement (the “Underwriting Agreement”) dated March 17, 2011 between the Company and the several Underwriters named in Schedule II thereto, acting through Citigroup Global Markets Inc. and Barclays Capital Inc. as their Representatives. The Shares were sold by the Company in the manner described in the Registration Statement and the Prospectus.
     In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.
     In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.
     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares, and when the Shares are issued and delivered in accordance with the Underwriting Agreement against payment therefor for the consideration approved by the Company’s Board of Directors, the Shares will be validly issued, fully-paid and non-assessable.
     Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We are opining herein as to the Florida Business Corporation Act as in effect on the date hereof, which includes the statutory provisions and also all applicable provisions of the Florida Constitution and reported judicial decisions interpreting those laws, and we express no opinion with respect to any other laws, rules or regulations. In rendering the foregoing opinion, we have relied, for matters involving Florida law, solely on the opinion of Shutts & Bowen LLP, Miami, Florida. This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s amended Current Report on Form 8-K/A to be filed with the Commission on or about March 23, 2011, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.
Very truly yours,
/s/ Morrison & Foerster LLP

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